Exhibit 10.1

                           EXCLUSIVE LICENSE AGREEMENT

John & Katherine Bracey (LICENSOR) and Geotheatre Productions Inc. (LICENSEE) agree that the Braceys are the owners of the Copyright material "Geotheatre Educational Resources":

List of Products:
    *  The Geotheatre Map Grid System
    *  Musical Continents & Oceans
    *  One, Two, Three, What's Under Me?
    *  Relative Information
    *  N.E.W.S. - Introduction to Direction
    *  CARD-ography
    *  Flags of the World
    *  Treasure Map (Explorers)
    *  Geo-Facts
    *  Distance, Time & You
    *  Country Scramble
    *  Time Zone
    *  The Navigator Series
    *  Longitude & Latitude: Intro to Mapping
    *  The Performances: Geo-Discover and I'm a Fisher, I'm a Farmer

In as much as Geotheatre Productions Inc. desires to obtain an exclusive license to use these Copyright materials the Braceys grant to Geotheatre Productions Inc. the exclusive right to manufacture, sell, and otherwise use the above stated intellectual property throughout the United States of America and Canada.

Geotheatre Productions Inc. shall pay a royalty of 7.5 percent of the net selling price of all products and goods in which the Geotheatre Educational Resources are used. In the event that such products are used by Geotheatre Productions Inc. directly, or are disposed of in another manner than sale, the royalty shall be calculated on the customary price for similar goods. In the event that any products made under the license are sold to a corporation that is controlled by or is a subsidiary of Geotheatre Productions Inc. the royalty shall be determined by the re-sale price.

The minimum annual royalty shall be $18,000.00 (eighteen thousand & 00/100 dollars). In the event that the minimum is not paid in the first three quarterly payments of each year, the outstanding funds shall be paid in the final quarter's payment. Sums shall not carry over from year to year unless an alternative remuneration is specifically agreed to in writing by the Braceys.

Royalties shall be paid on a quarterly basis. A report of sales shall accompany each payment. Payments are due no later than 15 days after the end of the quarter. Geotheatre Productions Inc. shall permit the Braceys, and the Braceys' agents' reasonable access to any and all of the records of Geotheatre Productions Inc. related to the calculation of royalties.

Accountings will be considered final if Geotheatre Productions Inc. receives no objection within 1-year following settlement.

In the event of a dispute of any kind, the parties shall submit to binding arbitration under the British Columbia statute. The prevailing party shall pay for the cost of the arbitration. Interest shall accrue on any unpaid royalties at a rate of ten percent (10%) per annum.

In the event of any improvement of the invention,  these  improvements  shall be
disclosed  to  Geotheatre   Productions  Inc.  by  the  Braceys  and  Geotheatre
Productions Inc. shall have the right to full use of the improvements.

The Braceys shall provide training and assistance to Geotheatre Productions Inc. as to the practice, use and marketing of the Geotheatre Educational Resource products.
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The Braceys expressly forbids the use or marketing of any Geotheatre Educational
Resource products by means in any way related to the pornographic industry. Evidence of such association in any way shall immediately render this agreement void and Geotheatre Productions Inc. liable for damages.

This license may not be assigned or transferred by Geotheatre Productions Inc. except with the prior written approval of the Braceys.

Upon breach or default, the Braceys may immediately terminate the license granted to Geotheatre Productions Inc.

Geotheatre Productions Inc. shall notify the Braceys immediately as to any infringement of the intellectual property of which Geotheatre Productions Inc. may become aware.

Dated: March 13th, 2001

Signature: /s/ John Bracey            Signature: /s/ John Bracey
          -------------------------             --------------------------
          /s/ Katherine Bracey                  John Bracey, President
          -------------------------   for Geotheatre Productions Inc. (LICENSEE)
John & Katherine Bracey (LICENSOR)